                                                                    EXHIBIT 99.1

                         PART I. FINANCIAL INFORMATION

                          DEAN WITTER, DISCOVER & CO.

                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                            -------------------
                                                                1997      1996
                                                            --------- ---------
                                                                (UNAUDITED)
Merchant and cardmember fees...............................  $  405.3  $  320.5
Commissions................................................     305.6     300.7
Asset management and administration fees...................     311.6     274.9
Servicing fees.............................................     208.6     200.3
Principal transactions.....................................     118.0     118.9
Investment banking.........................................      79.5      64.7
Other......................................................      28.6      24.8
                                                            --------- ---------
  Total non-interest revenues..............................   1,457.2   1,304.8
                                                            --------- ---------
Interest revenue...........................................     986.5     861.4
Interest expense...........................................     414.9     390.7
                                                            --------- ---------
  Net interest income......................................     571.6     470.7
Provision for losses on receivables........................     378.4     228.0
                                                            --------- ---------
  Net credit income........................................     193.2     242.7
                                                            --------- ---------
  Net operating revenues...................................   1,650.4   1,547.5
                                                            --------- ---------
Employee compensation and benefits.........................     616.3     570.3
Marketing and business development.........................     186.7     191.9
Information processing and communications..................     192.5     182.1
Facilities and equipment...................................      64.0      61.2
Other......................................................     136.4     141.6
                                                            --------- ---------
  Total non-interest expenses..............................   1,195.9   1,147.1
                                                            --------- ---------
Income before income taxes.................................     454.5     400.4
Income tax expense.........................................     178.2     154.6
                                                            --------- ---------
Net income................................................. $   276.3 $   245.8
                                                            ========= =========
Earnings per common share (1)..............................
  Primary.................................................. $    0.81 $    0.71
                                                            ========= =========
  Fully diluted............................................ $    0.81 $    0.70
                                                            ========= =========
Average common shares outstanding (1)......................
  Primary..................................................     339.4     348.3
                                                            ========= =========
  Fully diluted............................................     339.4     349.6
                                                            ========= =========

--------

(1) Prior period share and per share data have been restated to reflect the Company's two-for-one stock split.

              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                                         MARCH 31,  DECEMBER 31,
                                                           1997         1996
                                                        ----------- ------------
                                                        (UNAUDITED)
                        ASSETS
Cash and cash equivalents.............................   $ 1,184.9   $ 1,999.2
Cash and securities segregated under federal and other
 regulations..........................................     2,151.3     2,044.5
Receivables
 Consumer loans (net of allowances of $818.8 in 1997
  and $815.3 in 1996).................................    21,147.6    22,372.9
 Securities clients (net of allowances of $12.7 in
  1997 and $15.3 in 1996).............................     2,880.5     2,839.1
 Other................................................       828.2       804.5
Amounts due from asset securitizations................       871.3       869.2
Securities borrowed...................................     4,731.4     3,866.3
Securities purchased under agreements to resell.......     3,896.9     3,563.6
Securities owned, at market value.....................     2,318.7     1,913.6
Deferred income taxes.................................       776.1       820.3
Office facilities, at cost (less accumulated
 depreciation and amortization of
 $466.1 in 1997 and $446.0 in 1996)...................       380.6       379.7
Other assets..........................................     1,092.5       940.7
                                                         ---------   ---------
  Total assets........................................   $42,260.0   $42,413.6
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Commercial paper.....................................   $ 3,929.3   $ 4,736.8
 Other short-term borrowings..........................       451.5     1,128.2
 Deposits.............................................     7,138.1     7,212.6
 Payables
  Securities clients..................................     3,175.2     3,433.3
  Drafts..............................................       404.7       616.1
  Income taxes........................................       256.2       156.8
 Securities loaned....................................     4,854.9     3,932.1
 Securities sold under agreements to repurchase.......     3,979.2     3,566.6
 Securities sold but not yet purchased, at market
  value...............................................     1,696.2     1,274.1
 Other liabilities and accrued expenses...............     3,224.5     3,048.4
 Long-term borrowings.................................     7,689.9     8,144.2
                                                         ---------   ---------
  Total liabilities...................................    36,799.7    37,249.2
                                                         ---------   ---------
Shareholders' Equity
 Preferred stock ($0.01 par value, 10.0 shares
  authorized, none issued)............................          --          --
 Common stock ($0.01 par value, 500.0 shares
  authorized, 342.0 shares issued, 324.8 and 319.7
  shares outstanding at March 31, 1997 and December
  31, 1996)...........................................         3.4         3.4
 Paid-in capital......................................     2,713.4     2,702.5
 Retained earnings....................................     3,203.6     2,972.7
                                                         ---------   ---------
                                                           5,920.4     5,678.6
                                                         ---------   ---------
 Common stock held in treasury, at cost ($.01 par
  value, 17.2 and 22.3 shares at March 31, 1997 and
  December 31, 1996)..................................      (451.7)     (598.3)
 Stock compensation plans.............................        79.0       141.8
 Employee stock benefit trust.........................       (77.7)      (46.3)
 Unearned stock compensation..........................        (9.7)      (11.4)
                                                         ---------   ---------
  Total shareholders' equity..........................     5,460.3     5,164.4
                                                         ---------   ---------
  Total liabilities and shareholders' equity..........   $42,260.0   $42,413.6
                                                         =========   =========

              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
                                                              (UNAUDITED)
Cash flows provided by (used in) operating activities
  Net income............................................. $   276.3  $   245.8
  Adjustments to reconcile net income to net cash flows
   from operating activities
   Depreciation and amortization.........................      22.6       19.6
   Provision for losses on receivables...................     378.4      228.0
   Deferred income taxes.................................      44.2       (5.9)
  Decrease (increase) in operating assets
   Cash and securities segregated under federal and other
    regulations..........................................    (106.8)     (76.9)
   Receivables
    Securities clients...................................     (44.4)       2.4
    Other................................................     (23.7)     (24.0)
   Securities borrowed...................................    (865.1)    (368.8)
   Amounts due from asset securitizations................      (2.1)    (124.2)
   Matched securities purchased under agreements to
    resell, net..........................................       2.8      (95.7)
   Securities owned and securities sold but not yet
    purchased, at market value, net......................      17.0       (3.6)
   Other assets..........................................    (144.4)      (8.2)
  Increase (decrease) in operating liabilities
   Payables
    Securities clients...................................    (258.1)    (384.2)
    Drafts...............................................    (211.4)     (88.8)
    Income taxes.........................................      99.4      150.4
   Securities loaned.....................................     922.8      432.7
   Other liabilities and accrued expenses................     253.2      192.9
                                                          ---------  ---------
   Cash provided by operating activities.................     360.7       91.5
                                                          ---------  ---------
Cash flows provided by (used in) investing activities
  Net principal received (disbursed) on consumer loans...     849.7     (273.3)
  Purchases of consumer loans............................        --       (5.1)
  Sales of consumer loans................................        --    2,767.6
  Other..................................................     (30.6)     (37.3)
                                                          ---------  ---------
   Cash provided by investing activities.................     819.1    2,451.9
                                                          ---------  ---------
Cash flows provided by (used in) financing activities
  Repayments of commercial paper, net....................    (859.1)  (2,936.5)
  Net decrease in other short-term borrowings............    (676.7)  (1,151.7)
  Deposits, net..........................................     (74.5)    (187.2)
  Proceeds from issuance (repayments) of long-term
   borrowings, net.......................................    (418.1)   1,263.7
  Securities sold under agreements to repurchase, net....      76.3       96.9
  Dividends paid.........................................     (34.6)     (26.9)
  Proceeds from issuance of common stock.................      19.7       15.7
  Purchase of treasury stock.............................     (27.1)    (150.6)
                                                          ---------  ---------
   Cash used in financing activities.....................  (1,994.1)  (3,076.6)
                                                          ---------  ---------
Decrease in cash and cash equivalents....................    (814.3)    (533.2)
Cash and cash equivalents, beginning of period...........   1,999.2    1,464.5
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $ 1,184.9  $   931.3
                                                          =========  =========

              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INTRODUCTION AND BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of Dean Witter, Discover & Co. and subsidiaries (the "Company"). The Company is a financial services organization that provides a broad range of credit and investment products, with a primary focus on individual customers. Through its wholly-owned subsidiary NOVUS Credit Services Inc. ("NCSI"), the Company conducts its credit services business, including the operation of the NOVUS(R) Network, a proprietary network of merchant and cash access locations, and the issuance of proprietary general purpose credit cards. The Company's securities business is conducted primarily through its wholly-owned subsidiaries Dean Witter Reynolds Inc. ("DWR") and Dean Witter InterCapital Inc.

  The interim consolidated financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals necessary for fair presentation, have been reflected. All material intercompany balances and transactions have been eliminated. The preparation of the consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from these estimates.

  The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1996 incorporated by reference in the Company's 1996 Annual Report on Form 10-K filed by the Company under the Securities Exchange Act of 1934. The results of operations for interim periods are not necessarily indicative of results for the entire year. Certain reclassifications have been made to prior period amounts to conform to the current presentation.

  The calculations of earnings per common share were based on the weighted average number of common shares outstanding during the three month periods ended March 31, 1997 and 1996 adjusted for the dilutive effects of stock options and unissued stock awards under deferred compensation plans. Effective December 26, 1996, the Company declared a two-for-one stock split, which was effected in the form of a dividend, distributable on January 14, 1997. All prior period per share, share outstanding and shareholders' equity data has been restated to reflect this split.

2. RECENT EVENTS

  On February 5, 1997, the Company and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each of Morgan Stanley's common shares will be exchanged for 1.65 common shares of the Company. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of the Company having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be a tax free exchange and accounted for as a pooling of interests and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies. The Company has formally rescinded its remaining stock repurchase authorizations. The Company and Morgan Stanley are holding shareholders' meetings on May 28, 1997, at which time the shareholders of each company will vote on the merger.

                          DEAN WITTER, DISCOVER & CO.

3. RECENT ACCOUNTING PRONOUNCEMENTS

  As of January 1, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which is effective for transfers of financial assets made after December 31, 1996, except for certain financial assets for which the effective date has been delayed for one year. SFAS No. 125 provides financial reporting standards for the derecognition and recognition of financial assets, including the distinction between transfers of financial assets which should be recorded as sales and those which should be recorded as secured borrowings. The adoption of SFAS No. 125 had no material effect on the Company's financial position or results of operations.

  The Financial Accounting Standards Board has issued SFAS No. 128, "Earnings per Share" ("EPS"), effective for periods ending after December 15, 1997, with restatement required for all prior periods. SFAS No. 128 replaces the current EPS categories of primary and fully diluted with "basic", which reflects no dilution from common stock equivalents, and "diluted", which reflects dilution from common stock equivalents based on the average price per share of the Company's common stock during the period. For the three months ended March 31, 1997, basic EPS would have been $0.86, while diluted EPS would have been $0.81. For the three months ended March 31, 1996, basic EPS would have been $0.73, while diluted EPS would have been $0.71.

4. CONSUMER LOANS

  Consumer loans, classified as to type, were as follows (in millions).

                                                   MARCH 31,  DECEMBER 31,
                                                     1997         1996
                                                   ---------  ------------
Credit card....................................... $20,803.1     $22,062.0
Real estate-secured and other consumer
 installment......................................   1,234.1       1,203.8
                                                   ---------     ---------
Total.............................................  22,037.2      23,265.8
Less
  Unearned finance charges and unamortized loan
   discounts and fees.............................      70.8          77.6
  Allowance for loan losses.......................     818.8         815.3
                                                   ---------     ---------
Consumer loans, net............................... $21,147.6     $22,372.9
                                                   =========     =========

  Activity in the allowance for consumer loan losses was as follows (in millions).

                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                   -----------------------
                                                     1997         1996
                                                   ---------  ------------
Balance, beginning of period......................    $815.3        $721.8
Provision for loan losses.........................     375.4         225.0
Less deductions
  Charge-offs.....................................     418.3         249.8
  Recoveries......................................     (40.4)        (33.4)
                                                   ---------     ---------
    Net charge-offs...............................     377.9         216.4
                                                   ---------     ---------
Other(1)..........................................       6.0         (66.8)
                                                   ---------     ---------
Balance, end of period............................    $818.8        $663.6
                                                   =========     =========

--------
(1) Primarily reflects net transfers related to asset securitizations.

                          DEAN WITTER, DISCOVER & CO.

  Interest accrued on loans subsequently charged-off, recorded as a reduction of interest revenue, was $79.7 million and $41.5 million in the first quarters of 1997 and 1996.

  The Company received proceeds from asset securitizations of $2,619.9 million in the first quarter of 1996. The uncollected balances of consumer loans sold through securitizations were $13,258.6 million and $13,384.6 million at March 31, 1997 and December 31, 1996. The allowance for loan losses related to securitized loans, included in other liabilities and accrued expenses, was $443.3 million and $447.3 million at March 31, 1997 and December 31, 1996.

5. BORROWINGS

 Short-term borrowings

  Short-term borrowings consisted of the following (in millions).

                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                          --------- ------------
Commercial paper......................................... $3,929.3    $4,736.8
Other
  Bank borrowings........................................    451.5       410.3
  Federal funds purchased................................       --       458.8
  Bank notes.............................................       --       259.1
                                                          --------    --------
Total.................................................... $4,380.8    $5,865.0
                                                          ========    ========

  The weighted average interest rate on short-term borrowings, including the effects of interest rate contracts, was 5.61% and 5.55% at March 31, 1997 and December 31, 1996.

 Long-term borrowings

  Long-term borrowings, which consisted of senior long-term notes, net of unamortized discount, were as follows (in millions).

                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                          --------- ------------
Floating rate notes...................................... $3,839.2    $4,257.1
Fixed rate notes.........................................  3,409.4     3,409.1
Foreign denominated......................................    441.3       478.0
                                                          --------    --------
Total.................................................... $7,689.9    $8,144.2
                                                          ========    ========

  The weighted average interest rate on long-term borrowings, including the effects of interest rate contracts, was 5.98% and 6.02% at March 31, 1997 and December 31, 1996.

  In April 1997, the Company renewed its $4.0 billion senior bank credit facility. The facility expires in April 1998 and contains certain extension provisions. The Company currently plans to renew or replace this facility prior to its expiration. This facility contains covenants that require the Company to maintain minimum net worth requirements and specified financial ratios. The Company believes that the covenant restrictions will not impair its ability to pay its current level of dividends. As of March 31, 1997, the Company had never borrowed from its senior bank credit facility.

                          DEAN WITTER, DISCOVER & CO.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

6. REGULATORY CAPITAL REQUIREMENTS

  Under regulatory net capital requirements adopted by the Federal Deposit Insurance Corporation ("FDIC") and other regulatory capital guidelines, FDIC-insured financial institutions must maintain (a) 3% to 5% of Tier 1 capital, as defined, to total assets ("leverage ratio") and (b) 8% combined Tier 1 and Tier 2 capital, as defined, to risk-weighted assets ("risk-weighted capital ratio"). At March 31, 1997, the leverage ratio and risk-weighted capital ratio of each of the Company's FDIC-insured financial institutions exceeded these and all other regulatory minimums.

  DWR, the Company's primary broker-dealer, is subject to the Uniform Net Capital Rule of the Securities and Exchange Commission ("SEC"). Under the alternative method permitted by this Rule, the required net capital, as defined, shall not be less than the greater of (a) one million dollars, (b) 2% of aggregate debit balances arising from client transactions pursuant to SEC Rule 15c3-3, or (c) 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The New York Stock Exchange, Inc. may also require a member organization to reduce its business if its net capital is less than the greater of (a) 4% of aggregate debit balances or (b) 6% of the funds required to be segregated, and may prohibit a member organization from expanding its business and declaring cash dividends if its net capital is less than the greater of (a) 5% of aggregate debit balances or (b) 7% of the funds required to be segregated. At March 31, 1997, DWR's net capital was $640.3 million and net capital in excess of the minimum required was $521.2 million. DWR's net capital was 21.4% of aggregate debit balances and 21.5% of funds required to be segregated.

7. CONTINGENT LIABILITIES

  In the normal course of business, the Company has been named as a defendant in various lawsuits. Some of these lawsuits involve claims for substantial amounts. Although the ultimate outcome of these suits cannot be ascertained at this time, it is the opinion of management, after consultation with outside counsel, that the resolution of such suits will not have a material adverse effect on the consolidated financial condition of the Company, but may be material to the Company's operating results for any particular period, depending upon the level of the Company's income for such period.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Directors and Shareholders of
 Dean Witter, Discover & Co.:

  We have reviewed the accompanying consolidated balance sheet of Dean Witter, Discover & Co. and subsidiaries as of March 31, 1997, and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 1997 and 1996. These financial statements are the responsibility of the management of Dean Witter, Discover & Co.

  We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

  We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Dean Witter, Discover & Co. and subsidiaries as of December 31, 1996 (presented herein), and the related consolidated statements of income, cash flows and changes in shareholders' equity for the year then ended (not presented herein); and in our report dated February 21, 1997, we expressed an unqualified opinion on those consolidated financial statements.

Deloitte & Touche LLP

New York, New York
April 30, 1997